UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)
____________

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12

FBR & CO.
(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP
Voce Capital Management LLC
Voce Capital LLC
J. Daniel Plants
Michael J. McConnell
Jarl Berntzen
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]        No fee required.

[   ]       Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act

Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ]       Fee paid previously with preliminary materials.

[   ]       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On April 18, 2016, Voce Capital Management LLC issued a press release, attached hereto as Exhibit 1, which is incorporated by reference herein, regarding FBR & Co. (the “Company”).

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, J. DANIEL PLANTS, MICHAEL J. MCCONNELL AND JARL BERNTZEN (TOGETHER, THE “PARTICIPANTS”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF THE COMPANY FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”).

ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

In addition, information regarding the Participants in a solicitation of proxies of shareholders of the Company is contained in Exhibit 3 of the DFAN14A filed by the Participants with the SEC on April 5, 2016. This document is available at no charge on the SEC’s website at http://www.sec.gov/.

Exhibit 1

VOCE CAPITAL HIGHLIGHTS FBR’S LACK OF TRANSPARENCY AND
CREDIBILITY

Concerned by FBR’s Selective Communications and its Choice to Only Respond to Voce’s
Plan Behind the Scenes at the Expense of All Shareholders

Voce Believes FBR’s Refusal to be Transparent with Shareholders Demonstrates Further
Lack of Accountability by Board and Management

            San Francisco, CA (April 18, 2016) – Voce Capital Management LLC (“Voce”), which along with its nominees owns 5.3% of FBR & Co. (Nasdaq: FBRC) (“FBR” or the “Company”) and is the Company’s third-largest shareholder, today released the following statement regarding what it sees as a concerning pattern of behavior on the part of current management and the Board of Directors of FBR:

            “Two weeks ago we filed a 67-page white paper detailing what we view as FBR’s myriad strategic, operational and governance shortcomings, as well as our proposed plan to remedy them. Instead of publicly addressing our research, FBR has chosen to hide behind a “whisper campaign”, privately disparaging us and our analysis to employees and shareholders. If FBR’s management and Board are as confident in their case as they reportedly boast in private, then they should defend their strategy and stewardship of the Company publicly, by publishing their own substantive rebuttal, so that management’s achievements can be objectively analyzed.”

            “Voce believes that FBR’s chosen method of response – or lack thereof, from a public perspective – underscores the need for change at the Company. The fact that management and the Board are unwilling to address the issues we have put forward, on the record and in an accountable way, reveals a Board and management team that appear to us more focused on entrenching and rewarding themselves than faithfully honoring their fiduciary duties to all shareholders.”

            “Unfortunately, this behavior is not new and is part of a lengthy, consistent pattern of obfuscation, in our view. Consider the following actions by the Company:

•

Selectively disclosed and then retracted key metrics that are crucial for shareholders to assess management’s strategy and performance, such as headcount by products and industry, profitability by segment and asset and capital by segment;

•

Overstated returns in its Principal Investing unit, claiming they exceeded 10%, which is inconsistent with publicly-available data and which Voce believes exclude material expenses and were substantially lower;

•

Following these criticisms, recently announced it will no longer segment report the Principal Investing unit, thus depriving shareholders of critical information needed to evaluate the Company’s allocation of capital;

•	Relied upon misleading, non-standard financial presentations to justify its poor operating results and inappropriate compensation, such as the following novelties:
•	“Recast Prior Year Cost Structure”, which are imaginary historical financial results that show “prior year expense and net income amounts recast using current year expense rates” and which appear more profitable when actual expenses that were incurred are excluded;
•	“Supplemental Compensation Table”, whereby SEC-mandated compensation disclosures in the proxy statement were massaged by excluding performance share units as they were granted, thus making reported compensation appear lower;
•	“Adjusted Net Revenue”, which smoothed reported results by reclassifying capital raising revenue from comparatively strong 2013 (when the revenue was earned, collected and recognized under GAAP) back into comparatively weaker 2012, whereas similar adjustments were ignored for contingent revenues recognized in 2010 but completed in 2009;
•

Opportunistically compared its performance to a shifting set of benchmarks, conveniently invoking high-margin advisory peers when it strived to be grouped with them for valuation purposes, then disavowing them when the comparisons proved unflattering due to FBR’s weak operating results.”

           “In light of this history, it is unsurprising to us that management now shrinks from public examination of its performance. Regrettably for shareholders, such a review reveals that management’s seven-year track record is, by our analysis, characterized by an inability to meet its own stated goals on nearly every important financial metric, such as revenue per head, revenue growth, operating margins and return on equity; in each case FBR badly trails its peers on these measures as well. This failure is matched only by the unseemly compensation, in our view, that the Board has awarded to management over this period, including $21 million to the CEO alone and $61 million to the top five executives, despite having delivered negative returns to shareholders.”

            “We do not believe that FBR’s current leadership and Board are managing the Company for the benefit of shareholders, and a new course is therefore required. Our proposed solution begins with accountability and objectivity, which is what our three highly-qualified, independent Director nominees – Jarl Berntzen, Michael J. McConnell and J. Daniel Plants – will bring to FBR’s Board. They have the right collective mix of investment banking, finance, strategy, capital allocation, corporate governance and operational experience to help lead the Board through this transition.”

            “Voce’s presentation details what we believe is the right strategy to correct FBR’s course, reverse its underperformance, arrest its governance failings and deliver real, lasting value for the Company’s employees, clients and shareholders. Shareholders may access the plan, entitled “FBR: Rekindling the Spirit of Success,” at https://vocecapital.com/fbr.”

About Voce Capital Management LLC

Voce Capital Management LLC is a fundamental value-oriented, research-driven investment adviser founded in 2011 by J. Daniel Plants. The San Francisco-based firm is 100% employee-owned.

Additional Information and Where to Find It

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, JARL BERNTZEN, MICHAEL J. MCCONNELL AND J. DANIEL PLANTS (TOGETHER, THE “PARTICIPANTS”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF FBR & CO. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”).

ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN EXHIBIT 3 OF SCHEDULE 14A FILED BY THE PARTICIPANTS WITH THE SEC ON APRIL 5, 2016. THIS DOCUMENT CAN BE OBTAINED AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

Contacts

Media:
Sloane & Company
Elliot Sloane/Dan Zacchei
(212) 486-9500
or
Investors:
Georgeson LLC
David S. Drake, President
(212) 440-9861